Exhibit 99.1

Antero Midstream and AMGP Report First Quarter 2018 Financial and Operating Results

Denver, Colorado, April 25, 2018—Antero Midstream Partners LP (NYSE: AM) (“Antero Midstream” or the “Partnership”) and Antero Midstream GP LP (NYSE: AMGP) (“AMGP”) today released their first quarter 2018 financial and operating results.  The relevant condensed consolidated financial statements are included in Antero Midstream’s and AMGP’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2018, which have been filed with the Securities and Exchange Commission.

Antero Midstream First Quarter 2018 Highlights Include:

•                  Net income increased by 44% to $108 million compared to the prior year quarter, or $0.43 per limited partner unit

•                  Adjusted EBITDA increased by 35% to $161 million compared to the prior year quarter

•                  Distributable Cash Flow increased by 43% to $130 million resulting in DCF coverage of 1.3x

•                  Distributions declared for the quarter were $0.39/unit, a 30% increase compared to the prior year quarter and the Partnership’s thirteenth consecutive distribution increase since the November 2014 IPO

•                  Record low pressure gathering and compression volumes of 1,835 MMcf/d and 1,413 MMcf/d representing increases of 11% and 37%, respectively, compared to the prior year quarter

•                  Fresh water delivery volumes were 221 MBbl/d, a Partnership record

•                  Placed Sherwood 9 into service in January 2018 bringing the Joint Venture’s processing capacity to 600 MMcf/d

•                  Placed two compressor stations into service adding 440 MMcf/d of incremental compression capacity

•                  Net debt to trailing twelve months Adjusted EBITDA of 2.3x and $850 million of liquidity

AMGP First Quarter 2018 Highlights Include:

•                  Net income increased by 117% to $13 million compared to the prior quarter, or $0.07 per common share

•                  Distributable Cash Flow increased by 43% to $20 million compared to the prior quarter, driven by increased IDR cash flow and a reduction in the U.S. federal tax rate

•                  Distributions declared for the quarter were $0.108/share, a 44% increase sequentially and the third consecutive distribution increase since the May 2017 IPO

•                  No outstanding debt as of March 31, 2018

Commenting on the first quarter 2018 results and outlook for Antero Midstream, Paul Rady, Chairman and CEO said, “Antero Midstream reported record gathering, compression and fresh water delivery volumes for the quarter driven by the continued growth in production at Antero Resources.  These record volumes increased our Adjusted EBITDA by 35% compared to last year, allowing us to raise distributions by 30% while maintaining a strong balance sheet and coverage profile.  Importantly, the first quarter results generated significant momentum towards achieving our long term Adjusted EBITDA, distributable cash flow and distribution growth targets at AM and AMGP.”

For a discussion of the non-GAAP financial measures Adjusted EBITDA, Distributable Cash Flow, and net debt please see “Non-GAAP Financial Measures.”

Antero Midstream First Quarter Financial Results

Low pressure gathering volumes for the first quarter of 2018 averaged 1,835 MMcf/d, an 11% increase as compared to the prior year quarter and a Partnership record.  Compression volumes for the first quarter of 2018 averaged 1,413 MMcf/d, a 37% increase as compared to the first quarter of 2017 and a Partnership record.  High pressure gathering volumes for the first quarter of 2018 averaged 1,765 MMcf/d, a 12% increase over the first quarter of 2017.  The increase in gathering and compression volumes was driven by production growth from Antero Resources in Antero Midstream’s area of dedication.  Fresh water delivery volumes averaged a record 221 MBbl/d during the quarter driven by increased completion activity by Antero Resources. During the quarter, Antero Midstream serviced 46 well completions with its fresh water delivery system, a 35% increase compared to the prior year quarter.

Gross processing volumes from our processing and fractionation joint venture with MarkWest (a wholly-owned subsidiary of MPLX) (the “Joint Venture”) averaged 519 MMcf/d for the first quarter of 2018, an increase of 905% compared to the prior year quarter.  Gross Joint Venture fractionation volumes averaged 6,163 Bbl/d, a 754% increase compared to the prior year quarter. The increase in processing and fractionation volumes is driven by an increase in Antero Resources’ rich gas and C3+ NGL volumes.

	Three Months Ended March 31,		%
Average Daily Volumes:	2017	2018	Change
Low Pressure Gathering (MMcf/d)	1,659	1,835	11%
Compression (MMcf/d)	1,028	1,413	37%
High Pressure Gathering (MMcf/d)	1,581	1,765	12%
Fresh Water Delivery (MBbl/d)	148	221	49%
Gross Joint Venture Processing (MMcf/d)	52	519	905%
Gross Joint Venture Fractionation (Bbl/d)	722	6,163	754%

For the three months ended March 31, 2018, the Partnership reported revenues of $229 million, comprised of $108 million from the Gathering and Processing segment and $121 million from the Water Handling and Treatment segment. Revenues increased 31% compared to the prior year quarter, driven by growth in throughput and fresh water delivery volumes. Water Handling and Treatment segment revenues include $46 million from wastewater handling and high rate water transfer services provided to Antero Resources, which are billed at cost plus 3%.  The Partnership did not report revenues related to water treatment at the Antero Clearwater Facility as ongoing commissioning costs are credited to capital expenditures, net of treatment fees charged to Antero Resources.

Direct operating expenses for the Gathering and Processing and Water Handling and Treatment segments were $11 million and $56 million, respectively, for a total of $67 million compared to $48 million in direct operating expenses in the prior year quarter. Water Handling and Treatment direct operating expenses include $44 million from wastewater handling and high rate water transfer services.  General and administrative expenses including equity-based compensation were $14 million, in line with the prior year quarter.  General and administrative expenses excluding equity-based compensation were $8 million during the first quarter of 2018, in line with the first quarter of 2017.  Total operating expenses were $118 million, including $32 million of depreciation and $4 million of accretion of contingent acquisition consideration and asset retirement obligations.

Net income for the first quarter of 2018 was $108 million, a 44% increase compared to the prior year quarter. The increase in net income was driven by growth in throughput and fresh water delivery volumes.  Net income per limited partner unit was $0.43 per unit, a 23% increase compared to the prior year quarter.  Adjusted EBITDA was $161 million, a 35% increase compared to the prior year quarter.  Adjusted EBITDA for the quarter included $7 million in combined distributions from Stonewall Gathering LLC and the processing and fractionation Joint Venture.  Cash interest paid was $22 million. Cash reserved for bond interest during the quarter increased $9 million and cash reserved for payment of income tax withholding upon vesting of Antero Midstream equity-based compensation awards was $2 million. Maintenance capital expenditures during the quarter totaled $17 million.  Distributable Cash Flow was $130 million, a 43% increase over the prior year quarter, resulting in a DCF coverage ratio of 1.3x.

The following table reconciles net income to Adjusted EBITDA and Distributable Cash Flow as used in this release (in thousands):

	Three months ended
	March 31,
	2017	2018
Net income	$75,091	$108,105
Interest expense	8,836	11,297
Depreciation expense	27,536	32,432
Accretion of contingent acquisition consideration	3,526	3,874
Accretion of asset retirement obligations	—	34
Equity-based compensation	6,286	6,211
Equity in earnings of unconsolidated affiliates	(2,231)	(7,862)
Distributions from unconsolidated affiliates	—	7,085
Adjusted EBITDA	119,044	161,176
Interest paid	(19,668)	(22,348)
Decrease in cash reserved for bond interest (1)	8,929	8,734
Income tax withholding upon vesting of Antero Midstream Partners LP equity-based compensation awards(2)	(1,500)	(1,500)
Maintenance capital expenditures(3)	(15,903)	(16,488)
Distributable Cash Flow	$90,902	$129,574

Distributions Declared to Antero Midstream Holders
Limited Partners	55,753	72,923
Incentive distribution rights	11,553	28,453
Total Aggregate Distributions	$67,306	$101,376

DCF coverage ratio	1.35x	1.28x

(1)         Cash reserved for bond interest expense on Antero Midstream’s 5.375% senior notes outstanding during the period that is paid on a semi-annual basis on March 15th and September 15th of each year.

(2)         Estimate of current period portion of expected cash payment for income tax withholding attributable to vesting of Midstream LTIP equity-based compensation awards to be paid in the fourth quarter.

(3)         Maintenance capital expenditures represent the portion of our estimated capital expenditures associated with (i) the connection of new wells to our gathering and processing systems that we believe will be necessary to offset the natural production declines Antero Resources will experience on all of its wells over time, and (ii) water delivery to new wells necessary to maintain the average throughput volume on our systems.

Gathering and Processing — Antero Midstream placed in service its largest compressor station to-date, adding an additional 240 MMcf/d of rich gas compression in the Marcellus. Additionally, the Partnership placed in service its second compressor station in the Utica Shale, adding an additional 200 MMcf/d of capacity during the first quarter of 2018. Antero Midstream’s total compression capacity at the end of the first quarter of 2018 was 2.15 Bcf/d in the Marcellus and Utica combined, with utilization averaging 73% for the quarter.  Additionally, Antero Midstream connected 27 wells to its gathering system during the quarter.  Antero Resources is currently operating six drilling rigs on Antero Midstream dedicated acreage.

The Joint Venture brought online the Sherwood 9 processing plant, its third 200 MMcf/d cryogenic processing plant, during the quarter increasing the Joint Venture’s total processing capacity to 600 MMcf/d. The Joint Venture plans to bring two more processing plants online by the end of 2018, bringing the Joint Venture’s total processing capacity to 1.0 Bcf/d.

Water Handling and Treatment — Antero Midstream’s Marcellus and Utica fresh water delivery systems serviced 46 well completions during the first quarter of 2018, a 35% increase from the prior year quarter.  Antero Resources is currently operating five completion crews on Antero Midstream dedicated acreage. Antero Midstream continued the commissioning process for the Antero Clearwater Facility during the first quarter of 2018 and expects to place the facility into full commercial service in the second quarter of 2018.

Balance Sheet and Liquidity

As of March 31, 2018, Antero Midstream had $9 million in cash and $660 million drawn on its $1.5 billion bank credit facility, resulting in $850 million of liquidity.  Antero Midstream’s net debt to trailing twelve months Adjusted EBITDA was 2.3x as of March 31, 2018.  For a reconciliation of consolidated net debt to consolidated total debt, the most comparable GAAP measure, please read “Non-GAAP Financial Measures.”

Commenting on Antero Midstream’s balance sheet and liquidity, Michael Kennedy, CFO of Antero Midstream said, “Antero Midstream continues to maintain a strong balance sheet with leverage of 2.3x and DCF coverage of 1.3x, in line with our stated targets.  Our attractive partnership-wide rates of return and excess distributable cash flow have allowed us to maintain this attractive leverage profile and deliver on our organic project backlog.”

Capital Investments

Capital expenditures, excluding investments in the processing and fractionation joint venture, were $128 million in the first quarter of 2018 as compared to $104 million in the first quarter of 2017.  Capital invested in gathering systems and related facilities was $94 million and capital invested in water handling and treatment assets was $34 million, including $19 million invested in the Antero Clearwater Facility.  Investments in unconsolidated affiliates for the Joint Venture were $17 million during the quarter.

AMGP First Quarter 2018 Financial Results

AMGP’s equity in earnings from Antero Midstream Partners, which reflects the cash distributions from Antero Midstream, was $28 million for the first quarter of 2018.  Net income for the quarter was $13 million.  AMGP’s cash distributions from Antero Midstream were $27 million for first quarter of 2018, net of $0.8 million and $0.4 million of cash reserved and cash distributed to Series B units of IDR Holdings LLC, respectively. General and administrative expenses were $0.9 million, including $0.5 million of accrued special committee and legal advisory fees. The provision and reserve for income taxes was $7 million, resulting in cash available for distribution of $20 million. The increase in cash available for distribution is driven by an increase in cash distributions from Antero Midstream and the reduction in the U.S. federal tax rate.

The following table reconciles cash distributions from Antero Midstream and AMGP cash distribution per common share as presented in this release (in thousands):

Three Months Ended March 31, 2018
Cash distributions from Antero Midstream Partners LP	$28,453
Cash reserved for distributions to Series B units of IDR LLC	(826)
Cash distribution to Series B units of IDR LLC	(413)
Cash distributions to Antero Midstream GP LP	$27,214
General and administrative expenses	(925)
Special committee legal and advisory fees accrued in G&A expense(1)	491
Provision and reserve for income taxes	(6,659)
Cash available for distribution	$20,121

DCF coverage ratio	1.0x

Common shares outstanding	186,188

Cash distribution per common share	$0.108

(1)         Represents non-recurring accrued legal and advisory fees associated with the ongoing special committee process as disclosed on February 26, 2018.

Conference Call

A joint conference call for Antero Midstream and AMGP is scheduled on Thursday, April 26, 2018 at 10:00 am MT to discuss the quarterly results.  A brief Q&A session for security analysts will immediately follow the discussion of the results for the quarter.  To participate in the call, dial in at 1-888-347-8204 (U.S.), 1-855-669-9657 (Canada), or 1-412-902-4229 (International) and reference “Antero Midstream”.  A telephone replay of the call will be available until Thursday, May 3, 2018 at 10:00 am MT at 1-844-512-2921 (U.S.) or 1-412-317-6671 (International) using the passcode 10117427.

Presentation

To access the live webcast and view the related earnings conference call presentation, visit Antero Midstream’s website at www.anteromidstream.com or AMGP’s website at www.anteromidstreamgp.com.  The webcast will be archived for replay on Antero Midstream’s website and AMGP’s website until Thursday, May 3, 2018 at 10:00 am MT.  Information on Antero Midstream’s website and AMGP’s website does not constitute a portion of this press release.

Non-GAAP Financial Measures and Definitions

Antero Midstream views Adjusted EBITDA as an important indicator of the Partnership’s performance.  Antero Midstream defines Adjusted EBITDA as Net Income before interest expense, depreciation expense, accretion of contingent acquisition consideration, accretion of asset retirement obligations, equity-based compensation expense, excluding equity in earnings of unconsolidated affiliates and including cash distributions from unconsolidated affiliates.

Antero Midstream uses Adjusted EBITDA to assess:

•                  the financial performance of the Partnership’s assets, without regard to financing methods, capital structure or historical cost basis;

•                  its operating performance and return on capital as compared to other publicly traded partnerships in the midstream energy sector, without regard to financing or capital structure; and

•                  the viability of acquisitions and other capital expenditure projects.

The Partnership defines Distributable Cash Flow as Adjusted EBITDA less interest paid, income tax withholding payments and cash reserved for payments of income tax withholding upon vesting of equity-based compensation awards, cash reserved for bond interest and ongoing maintenance capital expenditures paid. Antero Midstream uses Distributable Cash Flow as a performance metric to compare the cash generating performance of the Partnership from period to period and to compare the cash generating performance for specific periods to the cash distributions (if any) that are expected to be paid to unitholders.  Distributable Cash Flow does not reflect changes in working capital balances.

Adjusted EBITDA and Distributable Cash Flow are non-GAAP financial measures.  The GAAP measure most directly comparable to Adjusted EBITDA and Distributable Cash Flow is Net Income.  The non-GAAP financial measures of Adjusted EBITDA and Distributable Cash Flow should not be considered as alternatives to the GAAP measure of Net Income.  Adjusted EBITDA and Distributable Cash Flow are not presentations made in accordance with GAAP and have important limitations as an analytical tool because they include some, but not all, items that affect Net Income and Adjusted EBITDA.  You should not consider Adjusted EBITDA and Distributable Cash Flow in isolation or as a substitute for analyses of results as reported under GAAP.  Antero Midstream’s definition of Adjusted EBITDA and Distributable Cash Flow may not be comparable to similarly titled measures of other partnerships.

“Segment Adjusted EBITDA” is also used by our management team for various purposes, including as a measure of operating performance and as a basis for strategic planning and forecasting. Segment Adjusted EBITDA is a non-GAAP financial measure that we define as operating income before equity-based compensation expense, interest expense, depreciation expense, accretion, excluding equity in earnings of unconsolidated affiliates, and including cash distributions from unconsolidated affiliates. Operating income represents net income before interest expense and equity in earnings of unconsolidated affiliates, and is the most directly comparable GAAP financial measure to Segment Adjusted EBITDA because we do not account for interest expense on a segment basis.

The Partnership defines consolidated net debt as consolidated total debt less cash and cash equivalents. Antero Midstream views consolidated net debt as an important indicator in evaluating the Partnership’s financial leverage.

The following table reconciles consolidated total debt to consolidated net debt as used in this release (in thousands):

March 31,
2018

Bank credit facility	$660,000
5.375% AM senior notes due 2024	650,000
Net unamortized debt issuance costs	(8,720)
Consolidated total debt	$1,301,280
Cash and cash equivalents	(8,714)
Consolidated net debt	$1,292,566

The following table reconciles net income to Adjusted EBITDA for the twelve months ended March 31, 2018 as used in this release (in thousands):

Twelve Months Ended March 31,
2018

Net income	$340,328
Interest expense	40,018
Impairment of property and equipment expense	23,431
Depreciation expense	124,458
Accretion of contingent acquisition consideration	13,824
Accretion of asset retirement obligations	34
Equity-based compensation	27,208
Equity in earnings of unconsolidated affiliate	(25,825)
Distributions from unconsolidated affiliates	27,280
Adjusted EBITDA	$570,756

Antero Midstream is a limited partnership that owns, operates and develops midstream gathering, compression, processing and fractionation assets as well as integrated water assets that primarily service Antero Resources Corporation’s properties located in West Virginia and Ohio. Holders of Antero Midstream common units will receive a Schedule K-1 with respect to distributions received on the common units.

AMGP is a Delaware limited partnership that has elected to be classified as an entity taxable as a corporation for U.S. federal income tax purposes.  Holders of AMGP common shares will receive a Form 1099 with respect to distributions received on the common shares.  AMGP owns the general partner of Antero Midstream and indirectly owns the incentive distribution rights in Antero Midstream.

This release includes “forward-looking statements” within the meaning of federal securities laws.  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s and AMGP’s control.  All statements, other than historical facts included in this release, are forward-looking statements.  All forward-looking statements speak only as of the date of this release and are based upon a number of assumptions.  Although the Partnership and AMGP each believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that the assumptions underlying these forward-looking statements will be accurate or the plans, intentions or expectations expressed herein will be achieved.  For example, future acquisitions, dispositions or other strategic transactions may materially impact the forecasted or targeted results described in this release.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Nothing in this release is intended to constitute guidance with respect to Antero Resources.

Antero Midstream and AMGP caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the Partnership’s and AMGP’s control, incident to the gathering and processing and fresh water and waste water treatment businesses.  These risks include, but are not limited to, Antero Resources’ expected future growth, Antero Resources’ ability to meet its drilling and development plan, commodity price volatility, ability to execute the Partnership’s business strategy, competition and government regulations, actions taken by third-party producers, operators, processors and transporters, inflation, environmental risks, drilling and completion and other operating risks, regulatory changes, the uncertainty inherent in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under “Risk Factors” in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2017.

For more information, contact Michael Kennedy — CFO of Antero Midstream and AMGP at (303) 357-6782 or mkennedy@anteroresources.com.

ANTERO MIDSTREAM PARTNERS LP

Condensed Consolidated Balance Sheets

December 31, 2017 and March 31, 2018

(Unaudited)

(In thousands)

	December 31,	March 31,
	2017	2018
Assets
Current assets:
Cash and cash equivalents	$8,363	8,714
Accounts receivable—Antero Resources	110,182	111,001
Accounts receivable—third party	1,170	1,245
Prepaid expenses	670	1,157
Total current assets	120,385	122,117
Property and equipment, net	2,605,602	2,678,725
Investments in unconsolidated affiliates	303,302	321,468
Other assets, net	12,920	13,792
Total assets	$3,042,209	3,136,102

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable—third party	$8,642	7,376
Accounts payable—Antero Resources	6,459	2,765
Accrued liabilities	106,006	70,369
Other current liabilities	209	228
Total current liabilities	121,316	80,738
Long-term liabilities:
Long-term debt	1,196,000	1,301,280
Contingent acquisition consideration	208,014	211,888
Asset retirement obligations	—	3,080
Other	410	357
Total liabilities	1,525,740	1,597,343

Partners’ capital:
Common unitholders - public (88,059 units and 88,064 units issued and outstanding at December 31, 2017 and March 31, 2018, respectively)	1,708,379	1,716,141
Common unitholder - Antero Resources (98,870 units issued and outstanding at December 31, 2017 and March 31, 2018)	(215,682)	(205,835)
General partner	23,772	28,453
Total partners’ capital	1,516,469	1,538,759
Total liabilities and partners’ capital	$3,042,209	3,136,102

ANTERO MIDSTREAM PARTNERS LP

Condensed Consolidated Statements of Operations and Comprehensive Income

Three Months Ended March 31, 2017 and 2018

(Unaudited)

(In thousands, except per unit amounts)

	Three Months Ended March 31,
	2017	2018

Revenue:
Gathering and compression—Antero Resources	$91,524	108,177
Water handling and treatment—Antero Resources	83,110	120,889
Gathering and compression—third party	135	—
Water handling and treatment—third party	—	525
Total revenue	174,769	229,591
Operating expenses:
Direct operating	47,554	67,256
General and administrative (including $6,286 and $6,211 of equity-based compensation in 2017 and 2018, respectively)	14,457	14,455
Depreciation	27,536	32,432
Accretion of contingent acquisition consideration	3,526	3,874
Accretion of asset retirement obligations	—	34
Total operating expenses	93,073	118,051
Operating income	81,696	111,540
Interest expense, net	(8,836)	(11,297)
Equity in earnings of unconsolidated affiliates	2,231	7,862
Net income and comprehensive income	75,091	108,105
Net income attributable to incentive distribution rights	(11,553)	(28,453)
Limited partners’ interest in net income	$63,538	79,652

Net income per limited partner unit - basic and diluted	$0.35	0.43

Weighted average limited partner units outstanding - basic	183,033	186,934
Weighted average limited partner units outstanding - diluted	183,447	187,173

ANTERO MIDSTREAM PARTNERS LP

Consolidated Results of Segment Operations

Three Months Ended March 31, 2017 and 2018

(Unaudited)

(In thousands)

		Water
	Gathering and	Handling and	Consolidated
	Processing	Treatment	Total
Three months ended March 31, 2017
Revenues:
Revenue - Antero Resources	$91,524	83,110	174,634
Revenue - third-party	135	—	135
Total revenues	91,659	83,110	174,769

Operating expenses:
Direct operating	8,114	39,440	47,554
General and administrative (before equity-based compensation)	5,549	2,622	8,171
Equity-based compensation	4,589	1,697	6,286
Depreciation	19,700	7,836	27,536
Accretion of contingent acquisition consideration	—	3,526	3,526
Total expenses	37,952	55,121	93,073
Operating income	$53,707	27,989	81,696

Segment and consolidated Adjusted EBITDA	$77,996	41,048	119,044

Three months ended March 31, 2018
Revenues:
Revenue - Antero Resources	$108,177	120,889	229,066
Revenue - third-party	—	525.00	525.00
Total revenues	108,177	121,414	229,591

Operating expenses:
Direct operating	11,382	55,874	67,256
General and administrative (before equity-based compensation)	5,704	2,540	8,244
Equity-based compensation	4,658	1,553	6,211
Depreciation	23,414	9,018	32,432
Accretion of contingent acquisition consideration	—	3,874	3,874
Accretion of asset retirement obligations	—	34	34
Total expenses	45,158	72,893	118,051
Operating income	$63,019	48,521	111,540

Segment and consolidated Adjusted EBITDA	$98,176	63,000	161,176

ANTERO MIDSTREAM PARTNERS LP

Selected Operating Data

Three Months Ended March 31, 2017 and 2018

(Unaudited)

(In thousands)

	Three Months Ended March 31,		Amount of Increase	Percentage
	2017	2018	(Decrease)	Change
Revenue:
Revenue - Antero Resources	$174,634	229,066	54,432	31%
Revenue - third-party	135	525	390	289%
Total revenue	174,769	229,591	54,822	31%
Operating expenses:
Direct operating	47,554	67,256	19,702	41%
General and administrative (before equity-based compensation)	8,171	8,244	73	1%
Equity-based compensation	6,286	6,211	(75)	(1)%
Depreciation	27,536	32,432	4,896	18%
Accretion of contingent acquisition consideration	3,526	3,874	348	10%
Accretion of asset retirement obligations	—	34	34	*
Total operating expenses	93,073	118,051	24,978	27%
Operating income	81,696	111,540	29,844	37%
Interest expense	(8,836)	(11,297)	(2,461)	28%
Equity in earnings of unconsolidated affiliates	2,231	7,862	5,631	252%
Net income	$75,091	108,105	33,014	44%
Adjusted EBITDA	$119,044	161,176	42,132	35%
Operating Data:
Gathering—low pressure (MMcf)	149,268	165,192	15,924	11%
Gathering—high pressure (MMcf)	142,313	158,862	16,549	12%
Compression (MMcf)	92,521	127,195	34,674	37%
Condensate gathering (MBbl)	15	—	(15)	*
Fresh water delivery (MBbl)	13,363	19,915	6,552	49%
Other fluid handling (MBbl)	3,199	3,979	780	24%
Wells serviced by fresh water delivery	34	46	12	35%
Gathering—low pressure (MMcf/d)	1,659	1,835	176	11%
Gathering—high pressure (MMcf/d)	1,581	1,765	184	12%
Compression (MMcf/d)	1,028	1,413	385	37%
Fresh water delivery (MBbl/d)	148	221	73	49%
Other fluid handling (MBbl/d)	36	44	8	24%
Average realized fees:
Average gathering—low pressure fee ($/Mcf)	$0.32	0.32	—	*
Average gathering—high pressure fee ($/Mcf)	$0.19	0.19	—	*
Average compression fee ($/Mcf)	$0.19	0.19	—	*
Average fresh water delivery fee ($/Bbl)	$3.71	3.78	0.07	2%
Joint Venture Operating Data:
Processing - Joint Venture (MMcf)	4,649	46,726	42,077	905%
Fractionation - Joint Venture (MBbl)	65	557	490	754%
Processing - Joint Venture (MMcf/d)	52	519	467	905%
Fractionation - Joint Venture (MBbl/d)	1	6	5	754%

*              Not meaningful or applicable.

ANTERO MIDSTREAM PARTNERS LP

Condensed Consolidated Statements of Cash Flows

Three Months Ended March 31, 2017 and 2018

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2017	2018
Cash flows provided by (used in) operating activities:
Net income	$75,091	108,105
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation	27,536	32,432
Accretion of contingent acquisition consideration	3,526	3,874
Accretion of asset retirement obligations	—	34
Equity-based compensation	6,286	6,211
Equity in earnings of unconsolidated affiliates	(2,231)	(7,862)
Distributions from unconsolidated affiliates	—	7,085
Amortization of deferred financing costs	631	690
Changes in assets and liabilities:
Accounts receivable—Antero Resources	(7,361)	(2,715)
Accounts receivable—third party	40	—
Prepaid expenses	31	(487)
Accounts payable—third party	2,504	(3,043)
Accounts payable—Antero Resources	(765)	(3,380)
Accrued liabilities	(5,540)	(6,894)
Net cash provided by operating activities	99,748	134,050
Cash flows used in investing activities:
Additions to gathering systems and facilities	(66,559)	(93,774)
Additions to water handling and treatment systems	(36,954)	(34,197)
Investments in unconsolidated affiliates	(159,889)	(17,389)
Change in other assets	(5,874)	(1,284)
Net cash used in investing activities	(269,276)	(146,644)
Cash flows provided by (used in) financing activities:
Distributions to unitholders	(57,633)	(92,003)
Borrowings (repayments) on bank credit facilities, net	(10,000)	105,000
Issuance of common units, net of offering costs	223,119	—
Employee tax withholding for settlement of equity compensation awards	—	(18)
Other	—	(34)
Net cash provided by financing activities	155,486	12,945
Net increase (decrease) in cash and cash equivalents	(14,042)	351
Cash and cash equivalents, beginning of period	14,042	8,363
Cash and cash equivalents, end of period	$—	8,714
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$19,668	22,348
Supplemental disclosure of noncash investing activities:
Increase (decrease) in accrued capital expenditures and accounts payable for property and equipment	$14,989	(27,284)

Antero Midstream GP LP

Condensed Consolidated Balance Sheets

December 31, 2017 and March 31, 2018

(Unaudited)

(In thousands, except number of shares and units)

	December 31,	March 31,
	2017	2018
Assets
Current assets:
Cash	$5,987	14,482
Prepaid expenses	—	155
Total current assets	5,987	14,637
Investment in Antero Midstream Partners LP	23,772	28,453
Total assets	$29,759	43,090

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued liabilities	293	843
Income taxes payable	13,858	19,946
Total current liabilities	14,151	20,789
Non-current liability:
Liability for equity-based compensation	—	858
Total liabilities	14,151	21,647
Partners’ capital:
Common shareholders - public (186,181,975 shares and 186,189,699 shares issued and outstanding at December 31, 2017 and March 31, 2018, respectively)	(19,866)	(13,661)
IDR LLC Series B units (32,875 units vested at December 31, 2017 and March 31, 2018)	35,474	35,104
Total partners’ capital	15,608	21,443
Total liabilities and partners’ capital	$29,759	43,090

Antero Midstream GP LP

Condensed Consolidated Statements of Operations and Comprehensive Income

Three Months Ended March 31, 2017 and 2018

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2017	2018
Equity in earnings of Antero Midstream Partners LP	$11,553	28,453
Total income	11,553	28,453
General and administrative expense	2,104	925
Equity-based compensation	8,323	8,635
Total expenses	10,427	9,560
Income before income taxes	1,126	18,893
Provision for income taxes	(4,425)	(6,088)
Net income (loss) and comprehensive income (loss)	$(3,299)	12,805
Net income attributable to Series B units		(413)
Net income attributable to common shareholders		$12,392

Net income per common share - basic and diluted		$0.07

Weighted average number of common shares outstanding - basic and diluted		186,188